As filed with the Securities and Exchange Commission on February 26, 2009
Registration No. 33-56384

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-0371344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

515 Post Oak Blvd., Houston, Texas	77027-3415
(Address of Principal Executive Offices)	(Zip Code)
Energy Ventures, Inc. 1992 Employee Stock Option Plan
(Full title of the plan)
Burt M. Martin
Weatherford International Ltd.
515 Post Oak Blvd., Suite 600
Houston, Texas 77027
(713) 693-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

EXPLANATORY NOTE
     Pursuant to its Registration Statement on Form S-8 (Reg. No. 33-56384), as amended by Post-Effective Amendment No. 1 to such Registration Statement (the “Registration Statement”), Weatherford International Ltd., a Bermuda exempted company (the “Company”), registered 600,000 of its common shares, U.S.$1.00 par value (the “Common Shares”), issuable pursuant to the exercise of stock options granted under the Energy Ventures, Inc. 1992 Employee Stock Option Plan (the “Plan”).
     All stock options that were granted under the Plan have expired or been exercised, and no more stock options will be granted. Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 2 to the Registration Statement for the purpose of removing from registration those Common Shares that were not issued pursuant to the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 26, 2009.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 26, 2009
/s/ Andrew P. Becnel Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 26, 2009
/s/ Jessica Abarca Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)	February 26, 2009
* Nicholas F. Brady	Director	February 26, 2009
* David J. Butters	Director	February 26, 2009
* William E. Macaulay	Director	February 26, 2009
* Robert B. Millard	Director	February 26, 2009
* Robert K. Moses, Jr.	Director	February 26, 2009
* Robert A. Rayne	Director	February 26, 2009
*By: /s/ Burt M. Martin
Burt M. Martin, Attorney-in-Fact